UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd., Suite #300 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

1-888-263-0832

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.	Regulation FD Disclosure

Item 8.01.	Other Events

On October 30, 2017, Cannabis Science, Inc. (the “Company”), along with its partners Winnemucca Shosoni, MBS, American States University, Free Spirit Organics and HRM Farms (collectively the “Plaintiffs”), filed a First Amended Complaint in the United States District Court in and for the Eastern District of California (the “Amended Complaint”) against San Joaquin County Board of Supervisors; San Joaquin County Counsel; Erin Hiroko Sakata; Miguel Villapudua; Katherine Miller; Tom Patti; Bob Elliott; Chuck Winn; San Joaquin County District Attorney; San Joaquin County Sheriff; Drug Enforcement Administration and Does 1-50 (collectively the “Defendants”).

The Amended Complaint contains more detail and alleges that every part of the disputed San Joaquin County Ordinance 4497 is defective or inaccurate in some fashion, attaching an unanswered letter from the Administrative Dean of America States University requesting a hearing days before the unannounced raid and seizure. The case was assigned to Obama appointee Honorable Judge Kimberly J. Mueller. Those interested in following the case may sign up for a PACER account here: https://www.pacer.gov/cmecf/and once an account is created, may log in here: https://ecf.caed.uscourts.gov/cgi-bin/login.pland do a query for case 2:17-CV-02271.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
99.1	Amended Complaint filed in the United States District Court for the Eastern District of California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: October 31, 2017	By:	/s/ Raymond C. Dabney
Raymond C. Dabney, President &C.E.O.

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